10172 Linn Station Road
Louisville, Kentucky  40223
(502) 426-4800
Contact: Gregory A. Wells, Executive Vice President and CFO	Date: December 17, 2009

FOR IMMEDIATE RELEASE

NTS Realty Holdings Limited Partnership Announces Closing on the Refinancing of Debt on Eight Multifamily Properties

Louisville, KY (December 17, 2009) (NYSE Amex: NLP) – NTS Realty Holdings Limited Partnership (the “Company”), through eight newly formed wholly-owned subsidiaries, has closed on eight mortgage loans from Holliday Fenoglio Fowler, L.P. (“HFF”) under The Federal Home Loan Mortgage Company (“Freddie Mac”) CME Program refinancing the Company’s mortgage loans in the aggregate amount of $140.0 million from The Northwestern Mutual Life Insurance Company (“Northwestern”). The Northwestern loans were scheduled to mature in the first quarter of 2015 and were secured by the Company’s Park Place, Willow Lake and Willows of Plainview properties located in Louisville, Kentucky, its Lake Clearwater and Castle Creek properties located in Indianapolis, Indiana, its Grove at Whitworth and Grove at Richland properties located in Nashville, Tennessee and its Grove at Swift Creek property located in Richmond, Virginia (the “Eight Properties”).  The new loans from HFF/Freddie Mac are secured by the Eight Properties, and total approximately $156.0 million, carry a 5.40% fixed rate of annual interest, have a 30-year amortization and a 10-year term.

The Company used the proceeds of the new loans, in part, to retire the Northwestern loans (together with a prepayment premium in an amount equal to 3% of the aggregate outstanding principal balance of the Northwestern loans), to pay down the Company’s line of credit from PNC Bank, National Association, and to provide funds for working capital and for capital improvements at the Company’s existing multifamily and commercial properties.

About NTS Realty Holdings Limited Partnership

The Company directly, as a tenant in common with unaffiliated co-owners, or as a majority joint venture partner with an affiliate, currently owns twenty-four properties comprised of fourteen multifamily properties, seven office buildings and business centers and three retail properties.  The properties are located in and around Louisville and Lexington, Kentucky, Nashville and Cordova, Tennessee, Richmond, Virginia, Fort Lauderdale and Orlando, Florida, Indianapolis, Indiana and Atlanta, Georgia.  The Company’s limited partnership units are listed on the NYSE – Amex platform under the trading symbol of “NLP.”

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Safe Harbor Under the Private Securities Litigation Reform Act of 1995

This press release contains forward looking statements that can be identified by the use of words like “believe,” “expect,” “may,” “could,” “intend,” “project,” “estimate,” or “anticipate.”  These forward looking statements, implicitly or explicitly, include assumptions underlying the statements and other information with respect to the Company’s beliefs, plans, objectives, goals, expectations, estimates, intentions, financial condition, results of operations, future performance and business, including its expectation of, and estimates with respect to, revenues, expenses, earnings, return of and on equity, return on assets, asset quality and other financial data and performance ratios.  Although the Company believes that the expectations reflected in its forward looking statements are reasonable, these statements involve risks and uncertainties which are subject to change based on various important factors, some of which are beyond the Company’s control.  Important factors that would cause actual results to differ materially from expectations are disclosed under “Risk Factors” and elsewhere in the Company’s most recent annual report on Form 10-K, which was filed on March 31, 2009, and registration statement on Form S-4, which became effective on October 27, 2004.

If one or more of the factors affecting forward looking information and statements proves incorrect, the Company’s actual results of operations, financial condition or prospects could differ materially from those expressed in, or implied by, the forward looking information and statements contained in this press release.

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